Exhibit 10.19

AMENDMENT TO LOAN AGREEMENT

THIS HIS AMENDMENT No. 1 (the “Amendment”) to theLOAN AGREEMENT (the “Agreement by and between Owl Rock Feeder FIC BDC III LLC, a Delaware limited liability company (“Lender”) and Owl Rock Capital Corporation III, a Maryland corporation (the “Borrower”) ”) is made, entered into and effective as of February 23, 2022 (the “Effective Date”).

RECITALS

WHEREAS, capitalized terms used but not defined herein, have the meaning given thereto in the Agreement; and

WHEREAS, the parties desire to enter into this Amendment to (i) decrease the loan amount from a principal sum of up to $250,000,000.00 to $150,000,000.00 and (ii) modify the manner in which interest is calculated.

AGREEMENTS

NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed as follows:

1. Paragraph 1 of the Agreement is hereby amended and restated in its entirety as follows:

Loans. Subject to the terms of this Agreement and the Revolving Promissory Note issued by Borrower to Lender in the principal amount of $150,000,000.00 (the “Revolving Note”) in substantially the form attached hereto as Exhibit A, Borrower agrees to take and Lender agrees to make certain Advances (as defined below) of up to and including the Loan Amount, said loan to be evidenced by the Revolving Note. The terms and conditions of the Revolving Note are hereby expressly incorporated herein by reference and made a part hereof.

2.
Paragraph 5 of the Agreement is hereby amended and restated in its entirety as follows:

Interest.

a.
Advances made under the Revolving Note prior to February 23, 2022 shall bear interest at a rate equal to the lesser of (i) the rate of interest for an ABR Loan or (ii) the rate of interest for a Eurodollar Loan under the Credit Agreement dated as of April 15, 2021, as amended or supplemented from time to time (the “MUFG Agreement”), by and among Owl Rock Capital Advisors LLC, as Borrower, the several lenders from time to time party thereto, MUFG Union Bank, N.A., as Collateral Agent and MUFG Bank, Ltd., as Administrative Agent.
b.
Advances made under the Revolving Note on or after February 23, 2022 shall bear interest at a rate equal to the lesser of (i) the rate of interest for a SOFR Loan or (ii) the rate of interest for an ABR Loan under the Credit Agreement dated as of December 7, 2021, as amended or supplemented from time to time (the “MUFG Agreement”), by and among Blue Owl Finance LLC, as Borrower, Blue Owl Capital Holdings LP and Blue Owl Capital Carry LP as Parent Guarantors, the Subsidiary Guarantors party thereto, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Sumitomo Mitsui Banking Corporation, as Co-Documentation Agents and MUFG Bank, Ltd., as Administrative Agent.

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c.
The particular interest rate for each Advance shall be set forth on Schedule A to the Revolving Note and shall be prima facie evidence of the interest rate for such Advance.
3.
Exhibit A to the Agreement is hereby amended to reflect that the principal sum that may be borrowed pursuant thereto is hereby decreased to $150,000,000.

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IN WITNESS WHEREOF, each of the Borrower and Lender have caused this Amendment to be executed and delivered by its respective duly authorized officer, as of the date first shown above.

Owl Rock Capital Corporation III

By: /s/ Bryan Cole

Name: Bryan Cole
Title: Chief Financial Officer

Owl Rock Feeder FIC BDC III LLC

By: /s/ Alan Kirshenbaum

Name: Alan Kirshenbaum
Title: Chief Financial Officer of Owl Rock Feeder FIC LLC, Sole Member

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